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                          PAIRGAIN TECHNOLOGIES, INC.

                  EXHIBIT 23.2--INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of PairGain Technologies, Inc. and subsidiaries on Form S-8 Nos. 33-72792 and 33-96080 of our report dated January 23, 1996, appearing in this Annual Report on Form 10-K/A of PairGain Technologies, Inc. and subsidiaries for the year ended December 31, 1995.




DELOITTE & TOUCHE LLP
Costa Mesa, California
April 29, 1996

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